        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997

                                            REGISTRATION STATEMENT NO. 333-38575


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ADVANTA BUSINESS SERVICES CORP.
                   (SPONSOR OF THE SECURTIES DESCRIBED HEREIN)

     DELAWARE                   1020 LAUREL OAK ROAD           23-2333786
 (JURISDICTION)              VOORHEES, NEW JERSEY 08043      (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)

                                    COPY TO:
                              COLE B. SILVER, ESQ.
                         ADVANTA BUSINESS SERVICES CORP.
                              1020 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  609-782-7300
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    COPY TO:
                              CHRIS DIANGELO, ESQ.
                                DEWEY BALLANTINE, LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                       PROPOSED MAXIMUM     PROPOSED
                                                  AMOUNT               AGGREGATE PRICE      MAXIMUM                AMOUNT OF
                                                  TO BE                PER UNIT(1)          AGGREGATE              REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED            REGISTERED                                OFFERING PRICE(1)      FEE
-------------------------------------------------------------------------------------------------------------------------------
  Advanta Equipment Receivables
  Asset-Backed Securities                           $1,000,000           100%               $1,000,000              $303.03

===============================================================================================================================

(1)     Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                                  TO FORM S-3

                                                                                  CAPTION OR LOCATION
               ITEM AND CAPTION IN FORM S-3                                          IN PROSPECTUS
               ----------------------------                                          -------------
  1.  Forepart of the Registration Statement
        and Outside Front Cover Page of
        Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .     Forepart of Registration Statement;
                                                                           Outside Front Cover Page**
  2.  Inside Front and Outside Back Cover Page of
        Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .     Inside Front Cover Page**; Outside
                                                                           Back Cover Page
  3.  Summary Information, Risk Factors and Ratio
        of Earnings to Fixed Charges . . . . . . . . . . . . . . . . .     Summary of Prospectus**; Special
                                                                           Considerations
  4.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .     Use of Proceeds
  5.  Determination of Offering Price  . . . . . . . . . . . . . . . .     *
  6.  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . .     *
  7.  Selling Security Holders . . . . . . . . . . . . . . . . . . . .     *
  8.  Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .     Methods of Distribution**
  9.  Description of Securities to be Registered . . . . . . . . . . .     Outside Front Cover Page**;
                                                                           Summary of Prospectus**;
                                                                           Description of the Securities**;
                                                                           Certain Federal Income Tax
                                                                           Consequences**
 10.  Interests of Named Experts and Counsel . . . . . . . . . . . . .     *
 11.  Material Changes . . . . . . . . . . . . . . . . . . . . . . . .     *
 12.  Incorporation of Certain Information by Reference  . . . . . . .     Inside Front Cover Page**;
                                                                           Incorporation of Certain
                                                                           Documents by Reference
 13.  Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities . . . . . . . .     See page II-3


------------------------

*  Not applicable or answer is negative.
** To be completed from time to time by Prospectus Supplement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.

            SEC Filing Fee ......................................................   $    303
            Trustee's Fees and Expenses* ........................................          *
            Legal Fees and Expenses* ............................................    212,500
            Accounting Fees and Expenses* .......................................     30,000
            Printing and Engraving Expenses* ....................................     35,000
            Blue Sky Qualification and Legal
              Investment Fees and Expenses* .....................................     10,000
            Rating Agency Fees* .................................................     40,000
            Miscellaneous* ......................................................    200,000
                                                                                    --------
                  TOTAL..........................................................   $      *
                                                                                    ========

____________

*  To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

                 Article VII of the By-laws of Advanta Business Services Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

                 The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that Advanta Business Services Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Business Services Corp. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

                 Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.

        1.1      --   Form of Underwriting Agreement.

        3.1      --   Certificate of Incorporation of Advanta Business Services
                      Corp.

        3.2      --   By-Laws of Advanta Business Services Corp.

        4.1      --   Master Business Receivables Asset-Backed Financing
                      Facility Agreement.

        4.2      --   Form of Supplement to Master Facility Agreement.

        4.3      --   Master Contribution Agreement.

        4.4      --   Form of Supplement to Master Contribution Agreement.

        5.1      --   Opinion of Dewey Ballantine with respect to validity.

        8.1      --   Opinion of Dewey Ballantine with respect to tax matters.

       23.1      --   Consents of Dewey Ballantine are included in its opinions
                      filed as Exhibits 5.1 and 8.1 hereto.

       99.1*     --   Form of Prospectus Supplement.


* Filed herewith.


Item 17.  Undertakings.

        A.       Undertaking in respect of indemnification

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        B.       Undertaking pursuant to Rule 415.

                 The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and
         (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        C.       Undertaking pursuant to Rule 430A.
                 The Registrant hereby undertakes:

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on November 14, 1997.



                                      Advanta Business Services Corp.
                                      as Registrant

                                      By: /s/ Charles H. Podowski
                                          -------------------------------------
                                          Chairman of the Board

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Podowski, Michael Rehling, Cole Silver, Michael Coco and Edward E. Millman, and each of them, his true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including posteffective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in peson, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 14, 1997 below by the following persons in the capacities and on the dates indicated.


                   Signature                           Title

            /s/ Dennis Alter                          Director
        ----------------------------
            Dennis Alter

            /s/ Alex W. Hart                          Director
        ----------------------------
            Alex W. Hart

            /s/ David D. Wesselink                    Director
        ----------------------------
            David D. Wesselink

            /s/ Charles H. Podowski                   Director and Chairman
        ----------------------------                  of the Board
            Charles H. Podowski


            /s/ Edward E. Millman                     Senior Vice President and
        ----------------------------                  Chief Financial Officer
            Edward E. Millman

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
   Exhibit    Description of Documents
--------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement.

--------------------------------------------------------------------------------
     3.1      Certificate of Incorporation of Advanta Business Services Corp.

--------------------------------------------------------------------------------
     3.2      By-Laws of Advanta Business Services Corp.

--------------------------------------------------------------------------------
     4.1      Master Business Receivables Asset-Backed Financing Facility
              Agreement.

--------------------------------------------------------------------------------
     4.2      Form of Supplement to Master Facility Agreement.

--------------------------------------------------------------------------------
     4.3      Master  Contribution Agreement.

--------------------------------------------------------------------------------
     4.4      Form of Supplement to Master Contribution Agreement.

--------------------------------------------------------------------------------
     5.1      Opinion of Dewey Ballantine with respect to validity.

--------------------------------------------------------------------------------
     8.1      Opinion of Dewey Ballantine with respect to tax matters.

--------------------------------------------------------------------------------
     23.1 Consents of Dewey Ballantine are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

--------------------------------------------------------------------------------
    *99.1     Form of Prospectus Supplement.


--------------------------------------------------------------------------------


*  Filed herewith.